EXHIBIT 99.1

Inuvo to Present at the Canaccord Genuity 30th Annual Growth Conference

Clearwater, Florida, July 26, 2010 (BUSINESS WIRE) – Inuvo™, Inc. (NYSE Amex: INUV), a leading provider of online marketing services, announces today that it will present at the Canaccord Genuity 30th Annual Growth Conference in Boston, Massachusetts. Chief Executive Officer Richard K. Howe, along with Chief Financial Officer Wally Ruiz, will present on Wednesday, August 11, at 8:00 a.m. Eastern Time, at the InterContinental Boston Hotel and will be available for one on ones the remainder of the day.

Interested parties are invited to view the live webcast of the presentation on the Investor Relations section of the Inuvo website at www.inuvo.com/investor-relations. The presentation will be available for 90 days following the conference.

About Inuvo™, Inc.

Inuvo is an online advertising technology and services company specialized in driving clicks, leads and sales to advertisers through targeting that utilizes unique data and sophisticated analytics. By using the Inuvo Platform, advertisers and publishers directly connect within a secure fraud-protected marketplace where actions can result from search, affiliate, display or email marketing campaigns. To find out more about how you can work with Inuvo and the Inuvo Platform, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Contact

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com